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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Cerulean Companies, Inc.
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                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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FOR IMMEDIATE RELEASE                                          NOVEMBER 29, 2000

WellPoint Contact:  John Cygul              Cerulean Contact: Charlie Harman
                    (805) 557-6789                            (404) 842-8980

           CERULEAN COMPANIES AND WELLPOINT HEALTH NETWORKS ENTER INTO
                            REVISED MERGER AGREEMENT
       CERULEAN SHAREHOLDERS TO RECEIVE CASH CONSIDERATION OF $700 MILLION


NOVEMBER 29, 2000 -- ATLANTA and THOUSAND OAKS, Calif. - The board of directors of Cerulean Companies, Inc., parent of Blue Cross and Blue Shield of Georgia (BCBSGA), announced today that it entered into a revised merger agreement with WellPoint Health Networks Inc. (NYSE:WLP) for cash consideration to Cerulean shareholders of $700 million. WellPoint and Cerulean originally agreed to merge in July 1998. Under that merger agreement, WellPoint agreed to provide cash and stock consideration valued in the aggregate at $500 million.

"The board of directors of Cerulean has made a decision to accept the revised merger agreement with WellPoint," said Richard D. Shirk, president and chief executive officer of Cerulean. "We are now moving forward to close the merger transaction as soon as possible. The successful completion of the transaction with WellPoint will increase the value of the five shares of Class A stock held by our shareholders to approximately $5,900."

The enhanced value of the transaction also is expected to significantly increase the endowment for the new Healthcare Georgia Foundation whose purpose is to improve healthcare for all Georgians.

"We are pleased that WellPoint and Cerulean can move forward and build on the success of Cerulean management and associates," said Leonard D. Schaeffer, chief executive officer of WellPoint Health Networks. "These are two outstanding organizations that together will provide products that offer exceptional choice and quality for Georgia consumers."

"I am proud of our management and all of our associates who have remained committed to providing uninterrupted excellence in customer service since the original merger agreement was announced," said Shirk. "We believe our focus on delivery of value to our customers is what ultimately translates to improved shareholder value. We are pleased that this increased value has been recognized in the new merger agreement."

"We look forward to building on our long relationship with WellPoint to continue providing quality, affordable health care to as many Georgians as possible," said Shirk. He also restated his conviction that the transaction will deliver benefits to all parties. "The merger with WellPoint will provide a wider range of choice among products and services, enhance information management systems and provide for a more rapid deployment of e-business initiatives."
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"Cerulean and WellPoint have worked hard over the last two years to prepare for a successful partnership," said Schaeffer. "Together we will build on our extensive planning efforts to realize the excellent growth prospects for Cerulean in Georgia."

Provisions of the revised agreement, except for the increase in the price and the change in the consideration to all cash, remain substantially the same as in the earlier transaction. WellPoint countered the unsolicited offer of $675 million in cash received from Trigon Healthcare (NYSE:TGH). Cerulean will hold a shareholders meeting to approve this transaction as soon as possible.

Due to time constraints required to prepare for the Georgia Department of Insurance's Form A hearing on the transaction, the public hearing previously scheduled for December 7, 2000 has been postponed. Upon the successful completion of a Cerulean shareholder meeting and a newly scheduled Form A hearing, both parties will move as quickly as possible to close the transaction. In addition to Georgia Department of Insurance and Cerulean shareholder approval, the transaction is subject to customary closing conditions. The parties currently expect the transaction to close in 2001 as soon as possible after approval by Cerulean shareholders and receipt of all necessary regulatory approvals.

WellPoint Health Networks Inc. serves the health care needs of more than 7.7 million medical and more than 38 million specialty members nationally through Blue Cross of California in California and UNICARE throughout other parts of the country. WellPoint offers a broad spectrum of quality network-based health products including open access PPO, POS and hybrid products, HMO and specialty products. Specialty products include pharmacy benefit management, dental, utilization management, vision, mental health, life and disability insurance, long term care insurance, flexible spending accounts, COBRA administration and Medicare supplements.

Cerulean Companies, Inc. is the holding company for Blue Cross and Blue Shield of Georgia, Inc., a licensee of the Blue Cross and Blue Shield Association. Cerulean and its subsidiaries operate as the largest health insurance provider in Georgia, providing health benefit products and administrative services to 1.8 million members, HMO, PPO and POS members included.

                                      # # #

Cautionary Statement:
Certain statements contained in this release are forward-looking statements. Actual results could differ materially due to, among other things, operational and other difficulties associated with integrating acquired businesses, non acceptance of managed care coverage, business conditions, competition among managed care companies, rising health care costs, trends in medical loss ratios, health care reform, delays in receipt of regulatory approvals for pending transactions and other regulatory issues. Additional risk factors are listed from time to time in Cerulean's and WellPoint's various SEC reports, including but not limited to, their respective Annual Reports on Form 10-K for the year ended December 31, 1999.

Cerulean will file a proxy statement and other relevant documents concerning the transaction with the United States Securities and Exchange Commission (the "SEC"). WE URGE SHAREHOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT
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INFORMATION. Shareholders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cerulean will be available free of charge by writing to: Shareholder Communications, Cerulean Companies, Inc., P.O. Box 4445, Atlanta, Georgia 30302, or by telephone request to (800) 214-2580. READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

The participants (as defined in Instruction 3 to Item 4 of Schedule 14A) in the solicitation of proxies from the Cerulean shareholders for the approval of the transaction include Cerulean and James L. LaBoon, Jr., William A. Alias, Jr., Elizabeth W. Camp, Edward M. Gillespie, Joseph D. Greene, Mel H. Gregory, Jr., Frank J. Hanna III, Julia L. Mitchell-Ivey, Warren Y. Jobe, James H. Leigh, Jr., James R. Lientz, Jr., John W. Robinson, Jr., Richard D. Shirk, Arnold M. Tenenbaum, Fred L. Tolbert, Jr., W. Jerry Vereen, and Joe M. Young, each a director of Cerulean. PLEASE SEE CERULEAN'S JOINT PROXY STATEMENT/PROSPECTUS CONTAINED IN THE REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE SEC BY WELLPOINT ON SEPTEMBER 1, 2000 (REGISTRATION NO. 333-64955) FOR A DESCRIPTION OF THE CERULEAN SECURITY HOLDINGS AND INTERESTS IN THE TRANSACTION OF EACH OF THE CERULEAN DIRECTORS.